Exhibit 99.1
MultiPlan Corporation Releases Stockholder Update
NEW YORK, NY (November 15, 2021) – MultiPlan Corporation (NYSE:MPLN) (“MultiPlan” or the “Company”), a leading value-added provider of data analytics and technology-enabled end-to-end cost management solutions to the U.S. healthcare industry, today releases a letter to its Stockholders on its website.
To Our Stockholders:
As you know, MultiPlan’s fundamentals have never been stronger. Since going public, we have reported five consecutive quarters of strong earnings. We continue to integrate our recent strategic acquisitions, and we recently refinanced our debt to significantly extend maturities. In October, we raised both the midpoint of our full-year 2021 revenue guidance and raised our full-year 2021 EBITDA guidance.
Unfortunately, our strong fundamental performance has been overshadowed by the unsubstantiated allegations by short sellers – motivated by their own economic self-interest – that our largest customer, UnitedHealthcare (UHC), is planning to terminate its relationship with MultiPlan.
Recent sworn testimony makes clear UHC’s position with respect to its relationship with MultiPlan, and further supports our previous comments that these short-seller assertions are false.
Along with many others, we have been closely following the ongoing litigation between UHC and an emergency physician staffing business. Last week, a document that called MultiPlan’s and UHC’s relationship into question surfaced in that trial and became a subject of interest in the securities markets. Later in the week, however, a recently retired UHC senior executive testified under oath that, as recently as August 2021, when he left UHC, UHC had no plan in place to terminate its contract with MultiPlan and had not created a product or service to replace MultiPlan. This senior executive, who oversaw the MultiPlan relationship, also attested to the strength and the interconnectedness of the commercial relationship between UHC and MultiPlan.
The false UHC “termination” narrative has been deployed tactically by opportunistic short sellers seeking to profit at the expense of MultiPlan’s shareholders and bondholders. Last week’s trial testimony by this executive directly contradicts this narrative.
MultiPlan has been closely following the trial testimony and wishes to share the following key takeaways directly from what we heard from the broadcast of the trial. This testimony is consistent with what we have continuously communicated to you:

1.UHC is not planning to terminate its relationship with MultiPlan, notwithstanding market rumors to the contrary.
The senior UHC executive responsible for out-of-network programs and the MultiPlan relationship and who created the document referenced earlier, testified that it wasn’t plausible for UHC to replace MultiPlan:
•As recently as August 2021, UHC did not have any plan to terminate its contract with MultiPlan.
•UHC’s Naviguard product was not created to replace MultiPlan. Naviguard does not provide to UHC and its clients the same breadth of services provided by MultiPlan.
•It was not plausible for UHC to terminate its relationship and contract with MultiPlan, because UHC clients wanted to use MultiPlan’s suite of products and UHC would not require its clients to change from MultiPlan’s services.
2.The UHC “termination” rumor has been used by opportunistic short sellers to profit by driving down MultiPlan’s stock and other securities.
The false claim that UHC was terminating its relationship with MultiPlan was perpetuated by short sellers, motivated by their own economic self-interest. Although UHC does not publicly comment on its outside partners and contracts, the former UHC senior executive has now testified under oath that there is no such plan.
3.MultiPlan’s relationship with UHC remains strong.
Over the past three years, MultiPlan’s revenues from UHC have grown more than 30% to an all-time high. MultiPlan and UHC have partnered on a series of strategic initiatives that we expect will further grow this business in 2022 and beyond.
UHC is an extraordinary customer and partner of MultiPlan. For nearly 30 years, MultiPlan and UHC have worked together to reduce healthcare costs for millions of Americans and their employers, utilizing MultiPlan’s unique set of technologies, independent industry-wide information and proprietary network. We are excited to continue that partnership in the years to come as we continue to find ways to make healthcare more affordable, efficient, and fair.
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The bottom line is that MultiPlan’s relationship with UHC remains strong and recent sworn testimony contradicts the false suggestion that UHC intends to terminate that relationship.
MultiPlan has built a business over decades by working with payors, providers and patients to expand care while reducing costs. In 2020, we processed approximately $105B in billed charges and identified approximately $19B in potential savings opportunities for payors, healthplans and plan members. UHC is one of our many partners with whom we work closely to deliver significant savings to consumers and their employers. We plan to continue to grow our platform to benefit and drive value for our customers, employees and stockholders, and we remain fully committed to acting in the best interests of our stockholders and other stakeholders in the years to come.
We appreciate your continued support.
Sincerely,
Mark Tabak, Chief Executive Officer, MultiPlan Corporation

Forward-Looking Statements
This letter contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements often include words such as “anticipate,” “expect,” “suggest,” “plan,” “believe,” “intend,” “project,” “forecast,” “estimates,” “targets,” “projections,” “should,” “could,” “would,” “may,” “might,” “will,” and other similar expressions relating to 2021 guidance and the Company’s relationship with its clients. Although the Company believes that these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect such forward-looking statements. Such forward-looking statements, including those related to the resale registration statement being declared effective, are based on current expectations that are subject to known and unknown risks and uncertainties.
Factors that may impact such forward-looking statements include the factors discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021, June 30, 2021 and September 30, 2021, as such risk factors may be updated from time to time in the Company’s periodic and other filings with the SEC. The Company’s periodic and other filings are accessible on the SEC’s website at www.sec.gov. You should not rely upon forward-looking statements as predictions of future events. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or occur. Except as required by applicable law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this news release to conform these statements to actual results or to changes in our expectations.
About MultiPlan
MultiPlan is committed to helping healthcare payors manage the cost of care, improve their competitiveness and inspire positive change. Leveraging sophisticated technology, data analytics and a team rich with industry experience, MultiPlan interprets clients' needs and customizes innovative solutions that combine its payment and revenue integrity, network-based and analytics-based services. MultiPlan is a trusted partner to over 700 healthcare payors in the commercial health, government and property and casualty markets. For more information, visit www.multiplan.com.
Investor Relations Contacts
Luke Montgomery, CFA
SVP, Finance and Investor Relations
MultiPlan
866-909-7427
investor@multiplan.com
Shawna Gasik
AVP, Investor Relations
MultiPlan
866-909-7427
investor@multiplan.com

Media Contact
Pamela Walker
Senior Director, Marketing & Communication
MultiPlan
781-895-3118
press@multiplan.com

SOURCE MultiPlan Corporation